Exhibit 99.1

Investor Presentation
November 2011
© 2011 Ocwen Financial Corporation.  All rights reserved.

FORWARD-LOOKING STATEMENT:
Our presentation may contain certain forward-looking statements that are made pursuant to the Safe Harbor provisions of the federal securities laws.  These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology.  They may involve risks and uncertainties that could cause the company’s actual results to differ materially from the results discussed in the forward-looking statements.

NON-GAAP MEASURES:
Our presentation contains references to “normalized” results, which are non-GAAP performance measures. We believe these non-GAAP performance measures may provide additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.

Who we are and what we do
■ Leading provider of residential and commercial mortgage loan servicing and special servicing
    ♦ Publicly-traded (NYSE: OCN) pure play mortgage servicer with $1.5bn in market capitalization
    ♦ 20+ years of innovation in loss mitigation
    ♦ #1 in servicing quality in third party studies of servicers
    ♦ Low cost, scalable servicing platform and technology
■ $106.1bn servicing portfolio, including recent acquisition of Litton Loan Servicing LP (“Litton”)
■ Employer of over 4,000 professionals and staff worldwide
■ Management and the Board have a 23% ownership in Ocwen and strong alignment of interests
Ocwen maximizes value for mortgage owners by keeping borrowers in their homes…
■ Applies psychological principles to overcome borrower fear and objections
    ♦ Delivered via artificial intelligence and dialogue engine ensuring reliability and consistency
■ Utilizes advanced models to reduce variability and losses by evaluating loan resolution alternatives

…through the intelligent use of scalable technology
■ Home retention Relationship Managers are hired based on intellect and personality profile – not necessarily experience
■ We believe Ocwen can create a best-in-class collector in three months
■ Technology and global resources enable Ocwen to dedicate more staff to keep people in their homes and lower delinquency rates

Summary of investment highlights
1 Ocwen is well positioned to take advantage of attractive growth opportunities
2 Highly scalable platform with operating cost 70% below the industry
3 Superior servicing and loss mitigation practices effective at driving down delinquencies and advances
4 Acquisitions underwritten to attractive returns, which increase over time
5 Substantial cash flow generation
6 Low risk balance sheet with upside potential
7 We are effectively deploying capital into attractive opportunities

1 Growing demand for high-touch servicers in $11 trillion industry
■ $10.5tn in residential mortgages outstanding as of December 31, 20101
    ♦  $1.4tn of delinquent loans
■ Top four banks service 54% of total loans, but focused on prime “low touch” loans
    ♦ We believe “High touch” servicers are best equipped to improve loan performance
■ Ocwen currently looking at over $300bn in UPB (excluding J.P. Morgan and Saxon transactions)
    ♦ Divestitures of non-core bank servicing portfolios
1. Source: Federal Reserve Statistics
Top mortgage servicers (1)
($ in billions)
Prime Servicers
Servicer	UPB

Bank of America	$2,003
Wells Fargo	1,810
Chase	1,215
Citi	571
Ally Financial	381

Subprime Servicers
Servicer	UPB

Ocwen	$106
Chase Home Finance	87
BofA (Countrywide)	78
American Home	73
HSBC Finance	46

Distressed assets over time (2)

1. Source: Inside Mortgage Finance as of 6/30/2011.  Note: Ocwen subprime servicing includes subservicing UPB and is pro forma for Litton.
2. Source: Mortgage Bankers Association and Inside Mortgage Finance.  Delinquent loans reflect end of period data.

1 We have a strong pipeline of attractive growth opportunities

Ocwen began purchasing non-performing loans in 1992 and has serviced subprime loans since 1996

Growth opportunities

■ On October 19, 2011, we signed a definitive agreement to acquire Saxon and certain MSRs owned by Morgan Stanley and its affiliates
    ♦ Saxon includes MSRs with $26.8bn in UPB, of which Ocwen subservices $10.9bn, and potential subservicing of $12.9bn
■ On November 4, 2011, we signed a definitive agreement to acquire a $15bn servicing portfolio from J.P. Morgan
■ Enables Ocwen to potentially deploy up to $725mm of capital (including cash, debt and equity) with potentially attractive returns:
    ♦ We generally underwrite our deals to a targeted 25% to 30% hurdle rate or above, highly accretive to EPS
■ Buyer credibility is driven by purchasing power
■ We remain committed to and focused on HLSS
    ♦ HLSS provides capital for growth, though not with sufficient pace to support Ocwen’s current pipeline

Note: There is no assurance that HLSS’s IPO will be successfully completed or that HLSS will be successful in acquiring Ocwen’s portfolio of MSRs over time

Track record of growing the business over an extended time period
Note: 9/30/11 PF balance reflects $38.6 billion in Litton UPB. Acquisition closed on 9/1/2011.
Acquisitions expected to be highly accretive to Ocwen’s high quality, low cost servicing platform

1 Why is Ocwen well positioned to benefit from these opportunities
■ Ocwen’s key differentiators are directly proportional to delinquency of portfolio
■ Ocwen has
    ♦ A 70% cost advantage in servicing non-performing loans1
    ♦ A proven ability to reduce delinquencies and advances
       ♦ Best in class 90+ day to current roll rates for subprime loans2
       ♦ Reduced advances of the HomEq portfolio more than 38% within the first 13 months after on-boarding
    ♦ Ability to finance advances across cycles
    ♦ Ability to integrate portfolios without meaningful disruption to performance
    ♦ Maintained strong balance sheet throughout the cycle
1. Source: Analysis of May 2011 MIAC cost per non-performing loan applied to Ocwen's portfolio relative to Ocwen's marginal cost study for May 2011.
2. Source:  Bank of America/Merrill Lynch report dated July 2009, based on 2006 vintage loans on data from December 2008 to May 2009.

2 Highly scalable platform with lowest operating costs
■ Can quickly scale its servicing platform to efficiently board acquired portfolios with only modest additions to infrastructure
■ Lowest operating cost relative to the subprime mortgage servicing industry1
■ Achieves its competitive position through the use of a technology-enabled servicing platform and a global workforce
    ♦ A decade of experience operating in India

Cost per non-performing loan (1)
Ocwen has a sustainable cost advantage due to superior processes and a global infrastructure which enables it to efficiently board new portfolios and realize significant cost savings
1. Source: Analysis of May 2011 MIAC cost per non-performing loan applied to Ocwen's portfolio relative to Ocwen's marginal cost study for May 2011.

3 Effective at driving down delinquencies and advances
Delinquency Percentage (90 day + non-performing) by Portfolio (1)

… with differing levels of advances as a % of UPB
1. Based on UPB where Ocwen is required to make servicer advances as of 9/30/2011
Note: The information presented shows a snapshot of selected company portfolios from May 2010 through September 2011.  It may not represent the actual performance of the Company as a whole as of the date of this presentation

3 Revenue in basis points by portfolio
Revenue in  bps – Saxon Servicing, HomEq & Litton Portfolios
Annualized figures

Notes: Saxon servicing portfolio was boarded in May-2010, HomEq portfolio in Sep-2010, & Litton portfolio in Sep-2011.
Total Revenue = Contractual Servicing Fee plus Ancillary Revenue
Contractual servicing fees on Litton portfolio averages 46 bps vs. 50 bps for HomEq & Saxon

4 Acquisitions provide attractive returns, which increase over time
■ Margins expand as revenue per UPB grows without concomitant increase in expense
■ Portfolio becomes less capital intensive as delinquencies and advances decline
■ Pre-tax return on capital increases

Underwritten capital / UPB

Underwritten pre-tax return on capital
Source: Ocwen
Charts above reflect actual deals underwritten by the Company and illustrate the actual projections for such deals at the time of acquisition.  Investors should note that this illustration does not represent actual results and should not be relied on for an investment decision.

5 Substantial cash flow generation
■ Without any new UPB, the existing portfolio, including Litton, is expected to generate substantial free cash flow
■ Cash provided by operating activities was $630mm in the first six months of 2011 (which excludes Litton)
■ According to our analysis, even if the delinquencies increase 25%, free cash flow would only decrease 15% in 2013

Hypothetical free cash flow (1) sensitivity analysis

($mm)	2013	2014	2015
Prepayment speeds
with 50% immediate decrease in CPR	(8%)	9%	19%
with 50% immediate increase in CPR	1%	(10%)	(18%)

Delinquency rates
with 25% lower delinq at end point	11%	5%	1%
with 25% higher delinq at end point	(15%)	(5%)	(1%)
1. Reflects cash flow available to prepay the new Senior Secured Term Loan Facility relative to Ocwen’s base case.
Note: Actual results may differ from the projected numbers
The information above is for illustrative purposes only and shows how cash flow can be affected by prepayment speeds and delinquency rates.  The cash flow sensitivity analysis was performed using the Company's proprietary internal model.   Investors should note that this illustration does not represent management's estimates or projections, and should not be relied upon for any investment decision.

6 Low risk balance sheet…
$977mm of equity supported by high quality assets with limited recourse debt

Highly rated assets (as reported 9/30/11)
Source: Company filings.

1. Excludes $60mm of Loans, Net - Restricted for Securitization Investors arising from FAS 167 accounting rule change. 2. Includes $57mm of goodwill.

($ in millions)

Assets (1)	9/30/2011	% of Total
Investment Grade Quality
Advances	3,875.7	80.1%
Cash	152.0	3.1%
Cash reserve accounts	147.8	3.1%
Deferred Tax Assets	138.5	2.9%
Total Investment Grade Quality	4,314.0	89.2%
Other Assets
MSR	299.7	6.2%
Receivables and PPE	81.5	1.7%
LHFS and Investment in Subs	45.3	0.9%
Other Assets (2)	96.3	2.0%
Total Other Assets	522.8	10.8%
Total Asset	4,836.8	100.0%

■ The balance sheet consists of high quality / low risk assets consisting primarily of advance receivables
    ♦ 89% of assets are investment grade quality assets
■ Even if other assets such as MSRs, DTAs, Net Receivables and Other Assets all fell to zero, we expect there to be sufficient equity to cover all debt and other liabilities
■ Duration matched liabilities and hedged against LIBOR increases
■ Maintains over $600mm of excess advance funding capacity

6 …with upside potential
Our industry-lowest cost to service creates incremental value embedded in the MSR1
MSR values according to various methodologies
Implied book value / share
Adjusting to reflect Ocwen’s lower advance ratio would further increase the value of the MSR
1. Source: Analysis of May 2011 MIAC cost per non-performing loan applied to Ocwen's portfolio relative to Ocwen's marginal cost study for May 2011.

7 We are deploying capital to take advantage of attractive opportunities
1. As of 9/1/2011
2. To be raised.  There is no assurance that the Company will be successful in raising this capital.
3. There is no assurance that the Saxon and JPM transactions will close.

Summary of investment highlights
1           Ocwen is well positioned to take advantage of attractive growth opportunities
2           Highly scalable platform with operating cost 70% below the industry
3           Superior servicing and loss mitigation practices effective at driving down delinquencies and advances
4           Acquisitions underwritten to attractive returns, which increase over time
5           Substantial cash flow generation
6           Low risk balance sheet with upside potential
7           We are effectively deploying capital into attractive opportunities